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                                                            EXHIBIT 23

                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated February 18, 1999 included in this Form 10-K/A, into the Company's previously filed Registration Statement File Nos. 2-95342, 33-3558, 33-22310, 33-27208, 33-36579, 33-50282, 33-67918, 33-68300, 33-75846,
33-79632, 33-79634, 33-79636, 33-79638, 33-59083, 33-59623, 33-63885,
333-01517, 333-01915, 333-02525, 333-04875, 333-04401, 333-05717, 333-05291,
333-06533, 333-25923, 333-27277, 333-44569, 333-44613, 333-45319, 333-41661,
333-45289, 333-50461 and 333-55777.

                                   /s/ ARTHUR ANDERSEN LLP


Minneapolis, Minnesota,
April 22, 1999